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                                                                     EXHIBIT 4.6

                              WASTE SERVICES, INC.
                                WARRANT AGREEMENT

            WARRANT AGREEMENT (this "AGREEMENT"), dated as of May 6, 2003 between Waste Services, Inc., a Delaware corporation (the "COMPANY"), and the holders from time to time of the Warrants referred to herein (the "HOLDERS").

            WHEREAS, the initial Holders and the Company have entered into a Preferred Subscription Agreement, dated as of May 6, 2003 (the "SUBSCRIPTION AGREEMENT"), providing, among other things, for the issuance by the Company of warrants (the "WARRANTS") to purchase shares of Common Stock;

            WHEREAS, the Company has agreed to issue the Warrants on the terms set forth in this Agreement and the Subscription Agreement; and

            WHEREAS, capitalized terms used herein without definition are defined in SECTION 23.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in the Subscription Agreement the parties hereto hereby agree as follows:

      1. ISSUANCE OF WARRANTS; NUMBER OF SHARES SUBJECT TO WARRANT; EXERCISE PRICE. The Company shall issue and deliver a certificate or certificates evidencing the Warrants substantially in the form attached hereto as EXHIBIT A (the "WARRANT CERTIFICATES") pursuant to the terms of the Subscription Agreement. Each Warrant Certificate shall be dated the date of issuance and shall be signed by the Company's Chairman or Vice Chairman of the Board of Directors of the Company, or the Chief Executive Officer, President or any Vice President, and by the Company's Chief Financial Officer, Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary by manual or facsimile signature. Subject to the terms and conditions hereinafter set forth, each Holder shall be entitled, upon surrender of the relevant Warrant Certificate at the principal office of the Company, to purchase Shares from the Company, at a per share price equal to the Exercise Price. Each Warrant shall initially entitle the Holder thereof to purchase one duly authorized, validly issued, fully paid and non-assessable share of Common Stock of the Company (a "SHARE"), subject to adjustment as described in SECTION 6 below (as so adjusted, the "NUMBER OF SHARES PER WARRANT"), for a price per share initially equal to $3.00, subject to adjustment as described in SECTION 6 below (as so adjusted, the "EXERCISE PRICE"). The Company shall issue an aggregate of 7,150,000 Warrants pursuant to this Agreement and the Subscription Agreement at Closing (as defined in the Subscription Agreement) under the Subscription Agreement. The Company may issue up to an aggregate of 5,850,000 additional Warrants pursuant to the Subscription Agreement at Subsequent Closings (as defined in the Subscription Agreement) under the Subscription Agreement.

      2. EXERCISE PERIOD. Except as otherwise provided for herein, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning (i) upon the earlier to occur of the consummation of a Migration and the Sale Date and ending (ii) at 5:00 p.m. eastern time on the Expiration Date.

      3.    METHOD OF EXERCISE.

            (a) CASH EXERCISE. While any Warrant remains outstanding and exercisable in accordance with SECTION 2 hereof, the purchase rights thereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise or Exchange in substantially the



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form attached hereto as EXHIBIT B and the surrender of a Warrant Certificate at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased (i) in cash by wire transfer or (ii) by other form of payment acceptable to the Company.

            (b) CASHLESS EXCHANGE. In lieu of exercising any Warrant pursuant to
SECTION 3(a), at any time that the Exercise Price is less than the Fair Market Value of one Share, a Holder may elect to receive, without the payment by such Holder of any additional consideration, Shares equal to the value of such Warrant (or the portion thereof being canceled), together with such Other Securities and other consideration as otherwise provided herein, by surrender of a Warrant Certificate at the principal office of the Company together with an executed Notice of Exercise or Exchange in substantially the form attached hereto as EXHIBIT B. In such event the number of Shares that the Company shall issue to the Holder thereof shall be computed using the following formula:

                                    Y (A - B)
                               X = -----------
                                        A

      Where:    X =  The adjusted  number of Shares to be issued to
                     the Holder as a result of the cashless
                     exchange election under this SECTION 3(b);

                Y = The number of Shares in respect of which the cashless exchange election under this SECTION 3(b) is made;

                A = The Fair Market Value of one Share at the time the cashless exchange election is made; and

                B =  The Exercise Price.


      4. CERTIFICATES FOR SHARES. Within three Business Days after the exercise of the purchase rights evidenced by any Warrant, one or more certificates for the number of Shares so purchased shall be issued to the Holder of such Warrant or as the Holder may direct (with appropriate restrictive legends, as applicable), along with such Other Securities and other consideration as otherwise provided herein. In the event of a partial exercise of any Warrant, a new warrant or warrants (dated the date hereof) of like tenor shall be issued to the Holder of such Warrant or as the Holder may direct (with appropriate restrictive legends, as applicable), calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of Shares called for on the face of the Warrant being partially exercised minus the number of Shares purchased by the Holder upon such partial exercise. For all purposes of this Agreement other than SECTIONS 3(a) AND 3(b), any reference to the exercise of any Warrant shall be deemed to include a reference to the cashless exchange of such Warrant into Common Stock, Other Securities and any other consideration in accordance with the terms of SECTIONS 3(a) AND 3(b) and this
SECTION 4. The Company shall pay all expenses associated with the issuance of any Shares, Other Securities, other consideration and replacement Warrants in accordance with the terms hereof, including, without limitation, any applicable issue taxes.

      5. ISSUANCE OF SHARES. The Company hereby covenants that it will take all necessary actions to duly and validly reserve and keep available, free from preemptive rights, the necessary number of Shares and Other Securities from time to time issuable upon exercise of all Warrants at the time outstanding. The Company covenants that the Shares and Other Securities will be duly authorized, and when issued pursuant to the exercise of any Warrants, will be duly and validly issued, fully paid and non-assessable and free from all preemptive rights, taxes, liens, and charges with respect to the issuance


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thereof and all liens, charges and security interests created by the Company or any of its affiliates, with no liability on the part of the holders thereof.

      6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. Prior to the exercise or expiration of any Warrant, if the Company shall: (i) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock by stock split or otherwise, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock by reverse stock split or otherwise or (iii) issue additional shares of Common Stock or other capital stock as a dividend or distribution on or with respect to its Common Stock, the Exercise Price, and the trigger price set forth in Section 6(c) hereof, in effect prior to such subdivision, combination or issuance shall forthwith be proportionately decreased in the case of a subdivision or stock dividend or distribution, or proportionately increased in the case of a combination. Any adjustment under this SECTION 6(a) shall become effective at the close of business on the date the subdivision, combination or reclassification becomes effective, or as of the record date of such dividend or distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution. For the avoidance of doubt, this provision shall not result in an adjustment to the Exercise Price or the Number of Shares Per Warrant as a result of the exchange of securities in the Canadian Company for securities of the Company in connection with the consummation of the Migration (any such issuance of securities, a "MIGRATION ISSUANCE").

            (b) RECLASSIFICATION, REORGANIZATION, CONSOLIDATION, ETC. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off, merger, transfer of all or a substantial portion of the Company's properties or assets, any dissolution, liquidation or winding up of the Company, or any other change in the Common Stock (other than as a result of a subdivision, combination, dividend or distribution provided for in SECTION 6(a) above including a Migration Issuance) (a "CORPORATE TRANSACTION"), then, as a condition of such event, provision shall be made, and duly executed documents evidencing the same from the Company and any surviving or acquiring Person (the "SUCCESSOR COMPANY") shall be delivered to each Holder, so that each Holder shall have the right to receive upon exercise of the Warrants held by such Holder the kind and number of shares of Common Stock and Other Securities and the amount of cash and other property as a holder of the number of Warrants held by such Holder would have been entitled to receive upon such event had such Warrants been exercised immediately prior to the effective date of such Corporate Transaction. The Company shall provide that any Successor Company in such Corporate Transaction shall enter into an agreement with the Company confirming the Holders' rights pursuant to this Agreement, assuming the Company's obligations under this Agreement, jointly and severally with the Company if the Company shall survive such Corporate Transaction, and providing after the date of such Corporate Transaction for adjustments, which shall be as nearly equivalent as possible to the adjustments provided for in this SECTION 6. The provisions of this SECTION 6(b) shall apply similarly to successive Corporate Transactions involving any Successor Company. In the event of a Corporate Transaction in which consideration payable to holders of Common Stock and Other Securities is payable solely in cash, then the Holders shall be entitled to receive in exchange for the Warrants cash in an amount equal to the amount such Holder would have received had such Holder exercised its Warrants immediately prior to such Corporate Transaction, less the aggregate Exercise Price for such Warrants then in effect. In case of any Corporate Transaction described in the immediately preceding sentence of this Section 6(b), the Company or any Successor Company, as the case may be, shall make available any funds necessary to pay to the Holders the amounts to which they are entitled as described above in the same manner and at the same time as holders of Common Stock would be entitled to such funds.


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            (c) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the
Company at any time or from time to time shall, or shall be deemed to, issue or sell Additional Shares of Common Stock, other than Excluded Stock, for consideration per share received by the Company of less than $3.00, then, and in each such case, the Exercise Price for any Warrant shall be decreased to an amount determined by dividing the previously applicable Exercise Price by a fraction, (A) the NUMERATOR of which shall be the SUM of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, PLUS (ii) the number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the DENOMINATOR of which shall be the SUM of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, PLUS (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at $3.00 per share of Common Stock; PROVIDED, HOWEVER, that if at such time or as a result of such adjustment the Exercise Price for any Warrant is or would be, as the case may be, equal to or less than $.01 per share, then the Number of Shares Per Warrant shall be increased to a number determined by multiplying the previously applicable Number of Shares Per Warrant by a fraction greater than 1, if any, (A) the NUMERATOR of which shall be the SUM of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, PLUS
(ii) the maximum number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the DENOMINATOR of which shall be the SUM of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, PLUS (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at $3.00 per share of Common Stock in effect immediately prior to such issuance or sale. For the avoidance of doubt, this provision shall not result in an adjustment to the Exercise Price or the Number of Shares Per Warrant as a result of any Migration Issuance.

            (d)   OPTIONS AND CONVERTIBLE SECURITIES.

                  (i) In the event that the Company at any time or from time to time issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, other than Excluded Stock, then, and in each such case, the number of shares of Common Stock at any time issuable upon the exercise of such Options and/or the conversion or exchange of such Convertible Securities, as the case may be, shall be deemed to be Additional Shares of Common Stock issued as of the close of business on the date of the earliest of such issuance, sale, grant, assumption or record date.

                  (ii) If any Options or Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase, as the case may be, in (A) the consideration payable to the Company or for which such Options or Convertible Securities are exercisable, convertible or exchangeable, or (B) the number of Additional Shares of Common Stock issuable upon the exercise and/or conversion or exchange thereof, then the Exercise Price for any Warrant shall be adjusted upon any such decrease or increase becoming effective to reflect such decrease or increase insofar as it affects any such Options or Convertible Securities which are outstanding at such time, as if such Options or Convertible Securities included such terms as adjusted upon their original issuance, sale, grant, assumption or record date, as the case may be; PROVIDED, HOWEVER, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price for any Warrant by more than all previous reductions in the Exercise Price for such Warrant relating to the same Options or Convertible Securities.


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                  (iii) In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed, no further adjustment of the Exercise Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock.

                  (iv) Upon (x) the expiration, or the repurchase and cancellation or retirement by the Company, of any Options which have not been exercised, or (y) the expiration of any rights of conversion or exchange under any Convertible Securities which have not been exercised, or the repurchase and cancellation or retirement by the Company of any such Convertible Securities the rights of conversion or exchange of which have not been exercised, any adjustments to the Exercise Price computed upon the original issuance, sale, grant, assumption or record date, and upon any subsequent adjustments to such Options or Convertible Securities, shall, effective as of such expiration, cancellation or retirement, as the case may be, be recomputed as if: (i) the only Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities) issued or sold were the Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities), if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; (ii) in the case of Options, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, plus, in the case of Options for Convertible Securities, any additional consideration deemed to be received by the Company upon the issuance of such Convertible Securities for which Options were exercised; and (iii) in the case of Convertible Securities, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; PROVIDED, HOWEVER, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price by more than all previous reductions in the Exercise Price relating to the same Options or Convertible Securities.

            (e)   CONSIDERATION.

                  (i) For purposes of this SECTION 6, the consideration for the issuance, sale, grant or assumption of any Additional Shares of Common Stock, irrespective of the accounting treatment of such consideration, shall equal:

                        (1) insofar as it consists of cash, the amount of cash paid in consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock, without giving effect to customary expenses, commissions or other compensation paid by the Company and customary concessions or discounts allowed by the Company to underwriters, dealers or others performing similar services in connection with any such issuance, sale, grant or assumption;

                        (2) insofar as it consists of property (including, without limitation, securities) other than cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption or such Additional Shares of Common Stock, the fair market value thereof (as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders) at the time of such issuance, sale, grant or assumption;

                        (3) insofar as it consists of other property or consideration, including the provision of services to the Company, the fair market value of such other property or consideration as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders; and


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                        (4) in the event Additional Shares of Common Stock are
issued or sold together with other securities or property for a consideration which covers both, the portion of such consideration so received, computed as provided in clauses (1), (2) and (3) above, allocable to such Additional Shares of Common Stock (as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders).

                  (ii) Additional Shares of Common Stock deemed to have been issued, sold, granted or assumed pursuant to SECTION 6(d) hereof shall be deemed to have been issued, sold, granted or assumed for consideration per share equal to the quotient of: (A) the total amount of cash and other property, if any, received by the Company as direct consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, PLUS the aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities, DIVIDED by (B) the number of shares of Common Stock (as set forth in the instruments relating thereto) issuable upon the exercise of such Options and the conversion or exchange of such Convertible Securities.

            (f) DIVIDENDS AND DISTRIBUTIONS. In the event that the Company at any time or from time to time declares, orders, pays or makes any dividend or other distribution on the Common Stock, including, without limitation, distributions of cash, evidence of its indebtedness, Options, Convertible Securities, other securities or property or rights to subscribe for or purchase any of the forgoing, and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise, other than a dividend or distribution payable in Additional Shares of Common Stock that gives rise to an adjustment pursuant to SECTION 6(a) hereof, then, and in each such case, the Exercise Price of any Warrant shall be reduced to a number determined by dividing the previously applicable Exercise Price by a fraction less than 1, if any, (A) the NUMERATOR of which shall be the Fair Market Value per share of Common Stock on the record date for such dividend or other distribution, and (B) the DENOMINATOR of which shall be the EXCESS, if any, of (x) such Fair Market Value per share of Common Stock, over (y) the sum of the amount of any cash distributed per share of Common Stock plus the positive fair market value (as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders), if any, per share of Common Stock of any such evidences of indebtedness, Options, Convertible Securities, other securities or property or rights to be so distributed. Such adjustments shall be made whenever any such dividend or other distribution is made and shall become effective as of the date of such distribution, retroactive to the record date therefor.

            (g) OTHER EVENTS. If any event occurs as to which the provisions of this SECTION 6 are not strictly applicable but the failure to make any adjustment would not fairly and adequately protect the purchase rights of the Warrants in accordance with the intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such intent and principles, as shall be reasonably necessary to protect such purchase rights of the Warrants, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

            (h) MINIMUM ADJUSTMENT. The adjustments required by the preceding subsections of this SECTION 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the Number of Shares Per Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the Number of Shares Per Warrant, as the case may be, immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made


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as soon as such adjustment, together with other adjustments required by this
SECTION 6 and not previously made, would result in the requisite minimum adjustment.

            (i) ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment in the Number of Shares Per Warrant or the Exercise Price, the Company, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Agreement and, if the Required Interest so requests in writing from the Company within 30 days of receipt of such computations from the Company, cause independent certified public accountants of recognized national standing to verify such computation (other than any determination of the Fair Market Value of Common Stock or Other Securities or the fair market value of any other property); (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based, including, without limitation, (a) the event or events giving rise to such adjustment; (b) the consideration received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (c) the number of shares of Common Stock outstanding or deemed to be outstanding prior and subsequent to any such transaction; (d) the method by which any such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination of Fair Market Value or fair market value required thereby); and (e) the Number of Shares Per Warrant and the Exercise Price in effect immediately prior to such event or events and as adjusted;
(iii) mail a copy of each such report to each Holder and, upon the request at any time of any Holder, furnish to such Holder a like report setting forth the Number of Shares Per Warrant and the Exercise Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at the principal office of the Company for inspection during normal business hours by any Holder or any prospective purchaser of any Warrant designated by the Holder thereof.

            (j) ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed as a result of any adjustment made pursuant to this SECTION 6, and Warrant Certificates issued after such adjustment may state the same Number of Shares Per Warrant and the same Exercise Price as is stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time make any change in the form of Warrant Certificate that it may deem appropriate to give effect to any such adjustment and that does not affect the substance of the Warrant Certificate or the rights represented thereby, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

            (k) NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of each Holder of Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock or Other Securities receivable upon the exercise of any Warrant to exceed the Exercise Price, (b) will not take any action which results in any adjustment to the Exercise Price if the number of shares of Common Stock or Other Securities authorized by the Company's certificate of incorporation and available for issuance upon the exercise of Warrants will be less than the number of shares of Common Stock or Other Securities that Holders may be entitled to receive upon the exercise of all outstanding Warrants and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities upon the exercise by Holders of all outstanding Warrants. Without limiting the generality of the foregoing, before taking any action that would cause a reduction of the Exercise Price


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pursuant to SECTION 6 hereof below the then par value (if any) of the Common
Stock or Other Securities, the Company shall take any and all corporate action (including, without limitation, a reduction in par value) which shall be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities, as the case may be, at the Exercise Price as so reduced.

            (l) CONTEST AND APPRAISAL RIGHTS. If Holders of the Required Interest shall, in good faith, disagree with any determination by the Board of Directors of the Company of the Fair Market Value or the fair market value of any property (including, without limitation, shares of Common Stock or any Other Securities) made pursuant to this Agreement, and such disagreement is in respect of securities or other property valued by the Board of Directors of the Company at more than $10 million, then such Holders may by notice to the Company (an "APPRAISAL NOTICE"), given within 30 days after notice to the Holders following such determination, elect to contest such determination; provided, however, that the Holders may not seek appraisal of any determination of Fair Market Value to the extent that the Company has received a fairness opinion or other appraisal from an Appraiser in connection with the transaction giving rise to such determination. Within 20 days after an Appraisal Notice, the Company shall engage an Appraiser to make an independent determination of such Fair Market Value (the "APPRAISER'S DETERMINATION"), and to deliver to the Company and each Holder a report describing its methodology and results in reasonable detail within 30 days of such engagement. In arriving at its determination, the Appraiser shall base any valuation upon: (i) in the case of the Fair Market Value of shares of Common Stock or Other Securities, the fair market value of the Company and its Subsidiaries or of such Other Securities, as the case may be, on the basis of an arm's length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (x) the lack of an actively trading public market for the Common Stock or Other Securities, (y) any restrictions on the transfer of shares of Common Stock or such Other Securities, or (z) any control premium or minority discount, and (ii) in the case of the Fair Market Value of any other property, the fair market value of such other property assuming that such other property was sold in an arm's length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing. The Holders shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser. The Appraiser's Determination shall be final and binding on the Company and the Holders, absent manifest error. The costs of conducting an appraisal shall be borne by the Company.

            (m) MIGRATION. Notwithstanding anything herein to the contrary, if the Migration has not been consummated on or before the Migration Outside Date, other than as the result of an Excusing Event, then on such date the Exercise Price then in effect shall be reduced by $0.60 and at the end of each 30-day period thereafter during which such Migration shall not have been consummated; PROVIDED, that the Exercise Price shall not be so reduced unless and until the Company can no longer issue additional Warrants pursuant to Section 6.7(c) of the Subscription Agreement; and PROVIDED, further, that the Exercise Price shall not be reduced to below $0.01 per share of Common Stock pursuant to this sentence, and the final adjustment to the Exercise Price pursuant to this sentence shall be in the amount (less than or equal to $0.60) necessary for such final adjustment to reduce the Exercise Price to $0.01 per share. From and after such time as the Exercise Price is reduced to $0.01 per share, at any time that any adjustment is required to be made to the Exercise Price pursuant to this
Section 6 (without regard to whether the Exercise Price may not be reduced to below $0.01 per share pursuant to the terms hereof or otherwise and including, without limitation, any adjustment that would have reduced the Exercise Price below $0.01 per share of Common Stock but for the first sentence of this subsection (m)), the Number of Shares Per Warrant shall be inversely and proportionately adjusted (i.e., by multiplying the Number of Shares Per Warrant by the fraction that the Exercise Price would be divided by to reduce or increase, as the case may be, the Exercise Price), except as otherwise provided in Section 6(c). Any adjustment pursuant to this Section 6(m) shall be treated as an adjustment to the purchase price of the Warrants.

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            (n) CANADIAN COMPANY. Prior to the earlier of the Migration or an
Exchange Event (as defined in the Subscription Agreement), the adjustment provisions of this Section 6 shall apply, MUTATIS MUTANDI, to any action taken by the Canadian Company, which if taken by the Company would result in an adjustment pursuant to this Section 6, to the same extent as if such action were taken by the Company.

            (o) WAIVER. Notwithstanding anything herein to the contrary, the Required Interest may waive the application of any provision of this Section 6 that would increase the Number of Shares Per Warrant or decrease the Exercise Price by providing written notice to the Company specifying the event or adjustment and the Number of Shares Per Warrant, if any, to which such waiver should apply. The Company shall provide written notice to the Holders at least 2 Business Days in advance of any such event or adjustment.

      7.    NOTICE OF CORPORATE ACTION. In the event the Company proposes to:
(i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction; then, at least 10 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to each Holder a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; and (d) in each case, the expected effect on the Number of Shares Per Warrant and the Exercise Price of each such transaction or event. The Company shall update any such notice to reflect any change in the foregoing information.

      8. NO FRACTIONAL SHARES OR SCRIP. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of any Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Fair Market Value thereof.

      9. OTHER ANTIDILUTION PROVISIONS. The Company covenants not to issue, sell, grant or assume any securities (including, without limitation, any Additional Shares of Common Stock or rights to acquire Additional Shares of Common Stock) which, in the aggregate, provide for greater or more favorable antidilution protection than the antidilution protection provided for in Section 6 hereof. For the avoidance of doubt, a different exercise price or trigger price for the application of such rights (including any such price based on fair market value) shall not by itself be considered more favorable; PROVIDED, HOWEVER, that a trigger price for antidilution protection that is 115% or more of the Fair Market Value of shares of Common Stock at the time of issuance of such securities shall be considered more favorable in the aggregate.

      10. NO STOCKHOLDER RIGHTS OR LIABILITIES. Prior to the exercise of any Warrant, the Holder thereof shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares or receive dividends or other distributions thereon, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the

Company, other than as specifically required by this Agreement or the Subscription Agreement. Nothing contained in this Agreement shall be construed as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

      11. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT OR SHARES, ETC.

            (a) COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

Whenever the foregoing legend is no longer required in the opinion of counsel to any Holder, upon request of any such Holder, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to such Holder or as such Holder may direct new Warrant Certificates of like tenor, dated the date hereof, and/or new certificates for shares of Common Stock or Other Securities, as applicable.

            (b) TRANSFERABILITY. Subject to compliance with applicable federal and state securities laws, the Warrants and all rights thereunder are transferable in whole or in part by any Holder to any Person. Any transfer of a Warrant shall be recorded on the books of the Company upon the surrender of such Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as EXHIBIT C, to the Company at the address set forth in SECTION 15 hereof. In the event of a partial transfer of a Warrant, the Company shall issue to the Holder thereof one or more appropriate new Warrants.

            (c) REGISTRATION OF COMMON STOCK AND WARRANTS. If any shares of Common Stock or Other Securities required to be issued upon exercise of any Warrant require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock or Other Securities may be issued (other than registration under the Securities Act), then the Company shall, at its sole expense and as expeditiously as possible, use its best efforts to cause such shares of Common stock or Other Securities to be duly registered and approved. If at any time the Common Stock or Other Securities are listed on any national securities exchange, the Company, at its sole expense, shall obtain promptly and maintain the approval for listing on each such exchange of the shares of Common Stock and Other Securities issuable upon exercise of the then outstanding Warrants and shall maintain such listing after their issuance.

      12. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of any such loss, theft or destruction of any Warrant Certificate held by any Person other than an initial Holder thereof or any institutional investor, upon delivery of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such Warrant Certificate for cancellation at the principal office of the Company, the Company, at the expense of the Holder (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor and dated the date hereof.

      13. REMEDIES. The Company stipulates that the remedies at law available to each Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity.

      14. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders from time to time of the Warrants and the Shares and Other Securities issuable upon exercise of the Warrants.

      15. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, altered or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Required Interest; PROVIDED, HOWEVER, that no such amendment, alteration, modification or waiver that would treat the Holder of any Warrant in a discriminatory manner may be made without the prior written consent of such Holder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      16. NOTICES. All notices required under this Agreement shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holders hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth on the signature page hereto (or at such other place as the Holder shall notify the Company in writing):

            To the Company:    Waste Services, Inc.
                               c/o Capital Environmental Resource Inc.
                               1005 Skyview Drive
                               Burlington, Ontario L7P 5B1
                               Facsimile:   (905) 319-9050
                               Attention:  Thomas E. Durkin, III

      17. CAPTIONS. The section and subsection headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

      18. GOVERNING LAW. This Agreement and the rights and duties of the parties hereto hereunder and (unless otherwise provided) all amendments and supplements to, and all consents and waivers pursuant to, this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles or rules.

      19. RESIDENCY. The residency of the initial Holders hereof shall be presumed by the Company to be within the state as set forth for such Holder upon the signature page hereof (or at such other place as the Holders hereof shall notify the Company in writing).

      20. WITHHOLDING. The Company shall be authorized to deduct and withhold any withholding taxes actually imposed under the Code or any applicable provision of state, local or foreign tax law as a result of the application of the provisions of this Agreement, and any amounts so deducted and withheld shall be treated as distributed by the Company to the Holders in accordance with the terms hereof; PROVIDED, HOWEVER, that (i) no such withholding or deduction shall be made unless the Company provides written notice to the Holders at least 10 days prior to such deduction and withholding and (ii) no such withholding or deduction shall be made to the extent a Holder demonstrates, in a manner reasonably satisfactory to the Company, that no such deduction and withholding is required or that deduction and withholding is permitted at a reduced rate.

      21. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

      23.   DEFINED TERMS.

            (a) DEFINITIONS. The following terms have the meanings indicated below, unless the context otherwise requires:

           "ADDITIONAL SHARES OF COMMON STOCK" means all shares, including treasury shares, of Common Stock, issued or sold, or deemed to be issued or sold pursuant to the terms hereof, by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of Warrants.

           "APPRAISER" means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Required Interest.

           "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized or required to be closed.

            "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company, other than preference stock, the holders of which share equally with the Common

Stock in current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

           "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares of capital stock or any other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

            "EXCLUDED STOCK" means (1) shares of Common Stock sold to directors, officers or employees, or options to acquire Common Stock and shares of Common Stock issued or to be issued from time to time to directors, officers and employees and to unaffiliated consultants, advisors and independent contractors of the Company pursuant to stock option plans or other employee benefit plans, in each case to the extent approved by the Board of Directors of the Company; PROVIDED, HOWEVER, that in the case of directors, officers or employees, individual grants may be approved by the Compensation Committee of the Board of Directors of the Company to the extent such stock option plans or other employee benefit plans have been approved by the Board of Directors of the Company; (2) shares of Common Stock or other securities issued or issuable upon exercise of this Warrant or issued or issuable pursuant to the Subscription Agreement; (3) shares of Common Stock issued in exchange for services provided to the Company by unaffiliated third parties, to the extent approved by the Board of Directors of the Company.

           "EXPIRATION DATE" means the seventh anniversary of the date hereof.

           "FAIR MARKET VALUE" means (i) with respect to any share of Common Stock, including with respect to a Share for purposes of SECTION 3(b), or Other Security, the closing sale price of such security on the trading date immediately prior to the date of determination, as quoted on the Nasdaq Small Cap Market or any United States automated quotation system or national securities exchange or national market system on which such security is then quoted or traded, as applicable; PROVIDED, that, if such security is not then so quoted or traded, the fair market value shall be: (A) the value based on the most recently completed arm's length transaction between the Company and a Person other than an affiliate of the Company within the 3 month period prior to the date of determination with respect to such security, or (B) if (A) does not apply, the fair market value as most recently determined by an Appraiser within such prior 3 month period, PROVIDED, that, any such appraisal was made within the two month period following the date of the financial statements on which such appraisal is based, or (C) if neither (A) nor (B) applies, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders; and
(ii) with respect to any other property other than cash or Common Stock or Other Securities, (A) the value based on the most recently completed arm's length transaction between the Company and a Person other than an affiliate of the Company within the 3 month period prior to the date of determination with respect to such property, or (B) if (A) does not apply, the fair market value as most recently determined by an Appraiser within such prior 3 month period, PROVIDED, that, any such appraisal was made within the two month period following the date of the financial statements on which such appraisal is based, or (C) if neither (A) nor (B) applies, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the Holders. Any determination pursuant to subsections (i) (B) or (C) or (ii) (B) or (C) shall be made on the basis of an arm's length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing and without consideration of (v) the lack of an actively trading public market for the Common Stock or Other Securities, (w) any restrictions on the transfer of shares of Common Stock or Other Securities or (x) any control premium or minority discount. For the avoidance of doubt, any determination pursuant to subsections (i)(C) or (ii)(C) shall be subject to Section 6(l).

           "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities.

           "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of the Company or any other Person, which the Holders at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

           "PERSON" means any individual, partnership, limited liability company, unlimited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity.

           "REQUIRED INTEREST" shall mean the Holders of a majority of the Warrants then outstanding.

           "SALE DATE" has the meaning given to such term in the Certificate of Designations for the Series A Preferred Stock issued pursuant to the Subscription Agreement.

           "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, as amended from time to time.

           "SUBSIDIARY" means (i) a corporation of which 50% or more of the combined voting power of the outstanding voting capital stock is owned, directly or indirectly, by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries, (ii) a partnership of which the Company, one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, is the general partner and/or has the power to direct the policies, management and affairs of such partnership, or (iii) any other Person in which the Company, one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a 50% interest and/or power to direct the policies, management and affairs thereof.

            (b) OTHER DEFINITIONS. The following terms have the meanings given to them in the Subscription Agreement or in the sections herein as indicated below:

TERM                                             REFERENCE
----------------------------------------------------------
"AGREEMENT".......................................Preamble
"APPRAISAL NOTICE" ...................................6(l)
"APPRAISER'S DETERMINATION"...........................6(l)
"CANADIAN COMPANY"..................Subscription Agreement
"CLOSING"...........................Subscription Agreement
"COMPANY".........................................Preamble
"CORPORATE TRANSACTION"...............................6(b)
"Excusing Event"....................Subscription Agreement
"EXERCISE PRICE".........................................1
"HOLDERS".........................................Preamble
"MIGRATION".........................Subscription Agreement
"MIGRATION ISSUANCE"..................................6(a)
"MIGRATION OUTSIDE DATE"............Subscription Agreement
"NUMBER OF SHARES PER WARRANT"...........................1

TERM                                             REFERENCE
----------------------------------------------------------
"PURCHASER".........................Subscription Agreement
"SHARES".................................................1
"SUBSCRIPTION AGREEMENT"..........................Recitals
"SUCCESSOR COMPANY"...................................6(b)
"WARRANTS"........................................Recitals
"WARRANT CERTIFICATES"...................................1

           IN WITNESS WHEREOF, the undersigned have caused this Warrant Agreement to be duly executed as of the date first set forth above.



                          COMPANY

                          WASTE SERVICES, INC.



                          By:  /s/ Thomas E. Durkin
                              ------------------------------------------------
                              Name:  Thomas E. Durkin III
                              Title: Secretary


                          HOLDERS

                          KELSO INVESTMENT ASSOCIATES VI, L.P.

                          By:  Kelso GP VI, LLC,
                               its general partner


                          By:  /s/ George E. Matelich
                              ------------------------------------------------
                              Managing Member


                          c/o Kelso & Company
                          320 Park Avenue, 24th Floor
                          New York, NY  10022
                          Facsimile:  (212) 223-2379
                          Attention:  James J. Connors, II, Esq.

                          KEP VI, LLC



                          By:  /s/ George E. Matelich
                              ------------------------------------------------
                              Managing Member


                          c/o Kelso & Company
                          320 Park Avenue, 24th Floor
                          New York, NY 10022
                          Facsimile: (212) 223-2379
                          Attention: James J. Connors, II, Esq